Calculation of Filing Fee Tables
S-8
ASTRONICS CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock ($.01 par value)	Other	2,250,000	$ 80.64	$ 181,440,000.00	0.0001381	$ 25,056.86
2	Equity	Class B Common Stock ($.01 par value)	Other	2,250,000	$ 80.64	$ 181,440,000.00	0.0001381	$ 25,056.86
Total Offering Amounts:						$ 362,880,000.00		$ 50,113.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 50,113.72
Offering Note
[1]	1(a). This Registration Statement registers 2,250,000 shares of common stock, par value $.01 per share ("Common Stock"), and 2,250,000 shares of Class B common stock, par value $.01 per share ("Class B Common Stock", and, together with the Common Stock, the "Shares"), of Astronics Corporation (the "Registrant") that may be issued to eligible participants pursuant to the Registrant's 2026 Long Term Incentive Plan (the "Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers any additional Shares of the Registrant that may be issuable under the Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Shares. 1(b). Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $80.64 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 22, 2026, which is within 5 business days of this filing.

[2]	2(a). This Registration Statement registers 2,250,000 shares of Common Stock and 2,250,000 shares of Class B Common Stock of the Registrant that may be issued to eligible participants pursuant to the Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement covers any additional Shares of the Registrant that may be issuable under the Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding Shares. 2(b). Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $80.64 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 22, 2026, which is within 5 business days of this filing.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources